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                          WADE COOK FINANCIAL CORPORATION

                             INDEMNIFICATION AGREEMENT

     INDEMNIFICATION AGREEMENT dated ___________________ by and between WADE COOK FINANCIAL CORPORATION, a Nevada corporation (the "Company"), and ______________________, a director or officer of the Company ("Indemnitee").

                                      RECITALS

A. Indemnitee is currently serving as a director or officer of the Company and in such capacity is performing valuable services for the Company.

B. The shareholders of the Company have adopted Bylaws (the "Bylaws") providing for the indemnification of the directors or officers of the Company to the fullest extent permitted under Nevada law.

C. The Bylaws and the General Corporation Law of the State of Nevada (the "Statute") specifically provide that they are not exclusive, and thereby contemplate that contracts may be entered into between the Company and the members of its Board of Directors with respect to indemnification of such persons.

D. The Company and Indemnitee recognize the increasing difficulty in obtaining directors' and officers' liability insurance, the significant increases in the cost of such insurance and the general reduction in the coverage of such insurance.

E. The Company and Indemnitee further recognize the substantial increase in litigation subjecting officers and directors to expensive litigation risks at the same time that such liability insurance has been severely limited.

F. Indemnitee does not regard the current protection available as adequate given the present circumstances, and Indemnitee may not be willing to serve as a director or an officer without adequate protection.

G. The Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as a director or an officer of the Company and to indemnify its directors and officers so as to provide them with the maximum protection permitted by law.

H. In order to induce Indemnitee to continue to serve as a director or an officer of the Company and in consideration for his continued service, the Company has determined and agreed to enter into this agreement with Indemnitee.

                                     AGREEMENT

     In consideration of the recitals above and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

     1. Right to Indemnification. The Company shall indemnify Indemnitee if Indemnitee was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereinafter a "proceeding"), by reason of the fact that Indemnitee is or

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was a director of the Company or that, while serving as a director or an officer of the Company, Indemnitee is or was serving at the request of an executive officer of the Company as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation or of a foreign or domestic partnership, joint venture, trust, employee benefit plan or other enterprise, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, partner, trustee, or agent or in any other capacity while serving as a director, officer, employee, partner, trustee, or agent, shall be indemnified and held harmless by the Company against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by Indemnitee (hereinafter "expenses") in connection therewith; provided, however, that (a) the Company shall not indemnify Indemnitee from or on account of any act or omission of Indemnitee to the extent indemnification for such act or omission is specifically prohibited by the General Corporation Law of the State of Nevada or any successor provision of the Statute; and (b) except as provided in Section 2.1 hereof with respect to proceedings seeking to enforce rights to indemnification, the Company shall indemnify Indemnitee in connection with a proceeding (or part thereof) initiated by Indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company. Such indemnification shall continue as to Indemnitee after Indemnitee has ceased to be a director, officer, employee or agent and shall inure to the benefit of Indemnitee's heirs, executors and administrators. The right to indemnification conferred in this Section 1 shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that an advancement of expenses incurred by Indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking (hereinafter an "undertaking"), by or on behalf of Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that Indemnitee is not entitled to be indemnified for such expenses under this Section 1 or otherwise and upon the taking of such other action, if any, as may be required by the Statute.

     2. Expenses, Indemnification Procedure.

          2.1 Right of Claimant to Bring Suit. If a claim under Section 1 hereof is not paid in full by the Company within sixty (60) days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty
(20) days, Indemnitee may, but need not, at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit; provided, however, that if it shall be determined in any such suit that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by Indemnitee in connection with such suit shall be appropriately prorated. Indemnitee shall be presumed to be entitled to indemnification under this agreement upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking has been tendered to the Company and any other action required by the Statute has been taken), and thereafter the Company shall have the burden of proof to overcome the presumption that Indemnitee is not so entitled. Neither the failure of the Company (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of Indemnitee is proper in

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the circumstances, nor an actual determination by the Company (including its
Board of Directors, independent legal counsel or its stockholders) that Indemnitee is not entitled to indemnification, shall be a defense to the suit or create a presumption that Indemnitee is not entitled to indemnification hereunder.

          2.2 Notice/Cooperation by Indemnitee. As a condition precedent to Indemnitee's right to be indemnified under this agreement, Indemnitee shall give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this agreement. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

          2.3 Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 2.2 hereof, the Company has directors' and officers' liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding, in accordance with the terms of such policies.

          2.4 Selection of Counsel. In the event the Company shall be obligated under Section 2.1 hereof to pay the expenses of any proceeding against Indemnitee, the Company shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that (i) Indemnitee shall have the right to employ his counsel in any such proceeding at Indemnitee's expense and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee's counsel shall be at the expense of the Company.

     3. Additional Indemnification Rights: Nonexclusivity.

          3.1 Scope. Notwithstanding any other provision of this agreement, the Company hereby agrees to indemnify Indemnitee to the full extent permitted by law, notwithstanding that such indemnification is not specifically authorized by this agreement, the Company's Articles of Incorporation (as amended from time to time), the Company's Bylaws, any statute, or otherwise. In the event of any changes, after the date of this agreement, in any applicable law, statute or rule which expands the right of a Nevada corporation to indemnify a member of its board of directors or an officer, such changes shall be within the purview of Indemnitee's rights and the Company's obligations under this agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Nevada corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this agreement shall have no effect on this agreement or the parties' rights and obligations hereunder.

          3.2 Nonexclusivity. The indemnification provided by this agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the

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Company's Articles of Incorporation (as amended from time to time), its
Bylaws, any agreement, any vote of shareholders or disinterested directors, the Statute, or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding such office.

     4. Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that, in certain instances, federal law or public policy may override applicable state law and prohibit the Company from indemnifying its directors and officers under this agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the "SEC") has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

     5. Directors' and Officers' Liability Insurance. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the directors and officers with coverage for losses from wrongful acts, or to insure the Company's performance of its indemnification obligations under this agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of directors' and officers' liability insurance so obtained, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors, if Indemnitee is a director, or of the Company's officers, if Indemnitee is not a director of the Company but is an officer. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available. if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit or if Indemnitee is covered by similar insurance maintained by a parent or subsidiary of the Company.

     6. Severability. Nothing in this agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company's inability, pursuant to court order, to perform its obligations under this agreement shall not constitute a breach of this agreement. The provisions of this agreement shall be severable. If this agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this agreement that shall not have been invalidated, and the balance of this agreement not so invalidated shall be enforceable in accordance with its terms.

     7. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this agreement:

          7.1 Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings of claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this agreement or any other statute or law or as otherwise required under the Statute; but such indemnification or advancement

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of expenses may be provided by the Company in specific cases if the Board of
Directors finds it to be appropriate.

          7.2 Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous.

          7.3 Insured Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the Company.

          7.4 Claims Under Section 16(b). To indemnify Indemnitee for expenses or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor Statute.

     8. Persons Serving Other Entities. If Indemnitee, while serving as a director or officer of the Company, is or was serving (i) as a director or officer of another foreign or domestic corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Company,
(ii) as a trustee of an employee benefit plan and the duties of the director or officer to the Company also impose duties on, or otherwise involve services by, the director or officer to the plan or to participants in or beneficiaries of the plan, or (iii) in an executive or management capacity in a foreign or domestic partnership, joint venture, trust or other enterprise of which the Company or a wholly owned subsidiary of the Company is a general partner or has a majority ownership, Indemnitee shall be deemed to have served, or to be so serving, at the request of an executive officer of the Company and entitled to the indemnification and advancement of expenses provisions of Section 1 of this agreement.

     9. Settlement. The Company shall have no obligation to indemnify Indemnitee under this agreement for any amounts paid in settlement of any action, suit or proceeding effected without the Company's prior written consent. The Company shall not settle any claim in any manner which would impose any fine or any obligation on Indemnitee without Indemnitee's prior written consent. Neither the Company nor Indemnitee shall unreasonably withhold their respective consents to any proposed settlement.

     l0. Counterparts. This agreement may be executed in counterparts, each of which shall constitute an original.

     11. Attorneys' Fees. In the event that any action is instituted by Indemnitee under this agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys' fees, incurred by Indemnitee with respect to such action, unless, as a part of such action, a court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous. In the event of an action instituted by or in the name of the Company under this agreement or to enforce or interpret any of the terms of this agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys' fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee's counterclaims and crossclaims made in such action), unless as a part of such action the court determines that

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each of Indemnitee's material defenses to such action was made in bad faith or was frivolous.

     12. Notice. All notices, requests, demands and other communications under this agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressed, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this agreement, or as subsequently modified by written notice.

     13. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Nevada for all purposes in connection with any action or proceeding which arises out of or relates to this agreement and agree that any action instituted under this agreement shall be brought only in the state courts of the state of Nevada.

     14. Choice of Law. This agreement shall be governed by and its provisions construed in accordance with the laws of the state of Nevada.

     15. Representation by Counsel. Indemnitee hereby understands agrees and accepts that counsel for the Company, in the name of Tracy M. Shier and Monahan & Biagi P.L.L.C., shall take no part in the individual representation of Indemnitee in any of the matters stated above. Tracy M. Shier and the firm of Monahan & Biagi P.L.L.C. shall represent Indemnitee as a member of the Board of Directors of the Company solely.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.


INDEMNITEE:                        WADE COOK
                                   FINANCIAL CORPORATION



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                                   By:
                                   Its:

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